Exhibit (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

To Tender Shares of Common Stock

of

TRANSCEND SERVICES, INC.

Pursuant to the Offer to Purchase

dated March 20, 2012

by

TOWNSEND MERGER CORPORATION

a wholly owned subsidiary

of

NUANCE COMMUNICATIONS, INC.

(NOT TO BE USED FOR SIGNATURE GUARANTEES)

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates (the “Share Certificates”) evidencing shares of common stock, par value $0.05 per share (the “Shares”), of Transcend Services, Inc., a Delaware corporation, are not immediately available, (ii) the Share Certificates and all other required documents cannot be delivered to Computershare Inc., the depositary for the Offer (the “Depositary”) on or prior to the Expiration Date (as defined in the Offer to Purchase), (iii) if the procedure for delivery by book-entry transfer cannot be completed prior to the Expiration Date, or (iv) if time will not permit all required documents to reach the Depositary before the Expiration Date. This Notice of Guaranteed Delivery may be delivered by facsimile transmission or mailed to the Depositary. See Section 3 of the Offer to Purchase (as defined below).

The Depositary for the Offer is:

By First Class, Registered or Certified Mail	By Facsimile Transmission:	By Express or Overnight Delivery

Computershare Trust Company, N.A. c/o Voluntary Corporate Actions PO Box 43011 Providence, Rhode Island 02940-301	(For Eligible Institutions Only): (617) 360-6810 Confirm by Telephone: (781) 575-2332	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions 250 Royall Street, Suite V Canton, Massachusetts 02021

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined below) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Townsend Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Nuance Communications, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated March 20, 2012 (the “Offer to Purchase”), and in the related Letter of Transmittal (which, together with any amendments or supplements hereto and thereto, collectively constitute the “Offer”), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Number of Shares Tendered:

(Please type or Print)

Share Certificate Number(s) (if available):

Check if securities will be tendered by book-entry transfer: ☐

Name of Tendering Institution:

DTC Account Number:

Date:

Name of Record Holder(s):

Address:

Telephone No.:

Signature(s):

Dated:

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GUARANTEE

(Not to be Used for Signature Guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion, the New York Stock Exchange Medallion Guarantee Program or the Stock Exchange Medallion Program or any other “eligible guarantor institution,” (each, an “Eligible Institution” and collectively “Eligible Institutions”) as such term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), hereby (i) represents that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (ii) represents that such tender of Shares complies with Rule 14e-4 and (iii) guarantees delivery to the Depositary, at one of its addresses set forth above, either the certificates evidencing all Shares tendered by this Notice of Guaranteed Delivery in proper form for transfer, or confirmation of the book-entry transfer of such Shares into the Depositary’s account at The Depository Trust Company, in each with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof), with any required signature guarantee, or an Agent’s Message (as defined in the Offer to Purchase) in the case of the book-entry transfer, and any other documents required by the Letter of Transmittal, within three NASDAQ Global Select Market trading days after the date of execution of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such Eligible Institution.

Name of Firm:

Authorized Signature:

Address:

Telephone No.:

Date:

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL SO THEY ARE RECEIVED BY THE DEPOSITARY WITHIN THREE NASDAQ GLOBAL SELECT MARKET TRADING DAYS AFTER THE EXPIRATION DATE (AS DEFINED UNDER SECTION 1 IN THE OFFER TO PURCHASE).

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